                                             EXHIBIT 11.1
                                             ------------

                              CANANDAIGUA BRANDS, INC. AND SUBSIDIARIES

                               COMPUTATION OF EARNINGS PER COMMON SHARE

                                 (in thousands, except per share data)

                                                               For the Years Ended February 28,
                                              -----------------------------------------------------------------

                                                     1999                   1998                   1997
                                              -------------------    -------------------    -------------------

                                               Basic     Diluted      Basic     Diluted      Basic     Diluted
                                              --------   --------    --------   --------    --------   --------
Income before extraordinary item              $ 61,909   $ 61,909    $ 47,130   $ 47,130    $ 46,183   $ 46,183
Extraordinary item, net of income taxes        (11,437)   (11,437)       --         --          --         --
                                              --------   --------    --------   --------    --------   --------
Income applicable to common shares            $ 50,472   $ 50,472    $ 47,130   $ 47,130    $ 46,183   $ 46,183
                                              ========   ========    ========   ========    ========   ========
Shares:
Weighted average common shares outstanding      18,293     18,293      18,672     18,672      19,333     19,333
Adjustments:
  Stock options                                   --          461        --          433        --          188
                                              --------   --------    --------   --------    --------   --------
Adjusted weighted average common shares
  outstanding                                   18,293     18,754      18,672     19,105      19,333     19,521
                                              ========   ========    ========   ========    ========   ========
Earnings per common share:
  Income before extraordinary item            $   3.38   $   3.30    $   2.52   $   2.47    $   2.39   $   2.37
  Extraordinary item                             (0.62)     (0.61)       --         --          --         --
                                              --------   --------    --------   --------    --------   --------
Earnings per common share                     $   2.76   $   2.69    $   2.52   $   2.47    $   2.39   $   2.37
                                              ========   ========    ========   ========    ========   ========